                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Chardan China Acquisition Corp.
(the "Company") on Form 10-QSB for the period ending September 30, 2004 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Li Zhang, Chief Financial Officer of the Company, certify pursuant to
18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1.  The Report fully complies with the requirements of section 13(a) or
         15(d) of the Securities Exchange Act of 1934, as amended; and

     2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Li Zhang                                        Dated: November 19, 2004
    ----------------------------------------
    Li Zhang
    Chief Financial Officer
    (Principal Financial and Accounting Officer)